EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 1997 included (or incorporated by reference) in Jacobson Stores Inc.'s Form 10-K for the year ended January 25, 1997 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
Detroit, Michigan
July 24, 1997